SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 20, 2004
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


      Delaware                        0-23434                11-2230715
    (State or other jurisdiction (Commission File Number) (IRS Employer
     of incorporation)                                    Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)


                                Page 1 of 2 Pages


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Section 3 SECURITIES  AND TRADING  MARKETS  Item 3.01(a)  NOTICE OF DELISTING OR
FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

         On September 20, 2004, Hirsch International Corp. (the "Company") received notice from the NASDAQ Stock Market, Inc. that due to the appointment of Christopher J. Davino to its Board of Directors and Audit Committee, the Company regained compliance with the independent director and Audit Committee requirements for continued inclusion set forth in Marketplace Rule 4350-1 (the "Rule"), and consequently, the Company's Class A Common Stock would not be subject to delisting because of non-compliance with the Rule as was previously reported on the Company's Report on Form 8-K filed with the Commission on September 17, 2004.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   HIRSCH INTERNATIONAL CORP.

                                                   By: /s/ Beverly Eichel
                                                   ----------------------
                                                   Beverly Eichel
                                                   Vice President - Finance,
                                                   Chief Financial Officer
                                                      and Secretary

Dated:  September 20, 2004